Exhibit 10.4
RIGHT OF FIRST REFUSAL AGREEMENT
This Right of First Refusal Agreement (this “Agreement”) is made effective as of September 28th, 2009, by and among MiMedx Group, Inc., a Florida corporation (“Company”), and Matthew J. Miller (“Miller”) individually and as sole trustee of Veritas Trust (a trust under the laws of Florida) (“Veritas”).
WHEREAS, Veritas and/or Miller hold shares of common stock in the Company, and in consideration of the proposed sale by Veritas and purchase by certain members of the Board of the Company of 100,000 shares of stock in the Company, Miller and Veritas have agreed to grant to the Company a right of first refusal on any future Transfer (as defined below) of Shares on the terms set forth herein.
NOW THEREFORE, In consideration of the mutual promises, covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Certain terms used herein are defined as follows:
(a) “Immediate Family” means any spouse, child, grandchild, parent, brother, or sister of Miller.
(b) “Shares” means any shares of capital stock of the Company or any securities convertible into or exchangeable for any class of capital stock of the Company and all securities into which such Shares may hereafter be converted or reclassified as a result of any merger, consolidation, stock split, stock dividend, or other recapitalization of the Company.
(c) “Term” of this Agreement means that period of time commencing on the date set forth in the heading of this Agreement and ending sixty (60) months thereafter.
2. Restrictions on Transfer.
During the Term hereof, Miller and Veritas agree not to sell or engage in any transaction (whether in a private or open market transaction or otherwise) which will result in a change in the beneficial or record ownership of any Shares now owned or hereafter acquired by Miller or Veritas, including, without limitation, a sale, assignment, transfer, pledge, hypothecation, encumbrance or gift (a “Transfer”), except as provided in this Agreement. Any such Transfer or attempted Transfer of Shares in contravention of this Agreement shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights or interest whatsoever in the Shares.
3. Right of First Refusal.
(a) Each time Miller or Veritas proposes to make a bona fide Transfer (except by gift to an Immediate Family member) of any or all of the Shares held by or on behalf of Miller or Veritas during the Term of this Agreement, Miller or Veritas, as the case shall be, shall first offer such Shares to the Company in accordance with the following provisions:

(i) Miller shall deliver a written notice (a “Transfer Notice”) to Company stating: (A) the bona fide intention of Miller or Veritas to Transfer such Shares, (B) the name and the address of the proposed transferee, (C) the number of Shares to be transferred, (D) the purchase price per Share (if a private transaction) and the terms of payment, and (D) the intended date for the Transfer of such Shares.
(ii) Within seven (7) business days after receipt of the Transfer Notice, the Company or its designee(s) shall have the right to elect to purchase such Shares, upon the price and terms of payment designated in the Transfer Notice. If the Transfer Notice provides for an open market transaction the Company or its designee(s) shall have the right to purchase such Shares at the closing price on the OTC:BB or any exchange on which the Company’s shares may be traded on the date of intended Transfer stated in the Transfer Notice. In order to exercise such right of first refusal, the Company shall deliver to Miller a notice (a “Purchase Notice”) within the seven (7) business day period stated above, and the closing of such sale and purchase shall be completed not later than seven (7) business days after the intended date of Transfer as set forth in the Transfer Notice. At the closing, Miller and/or Veritas shall deliver the Shares covered by the Transfer Notice and the Company or its designee(s) shall pay the purchase price in full if an open market Transfer had been indicated in the Transfer Notice, and shall deliver the required consideration at closing in the event a private sale was indicated in the Transfer Notice.
(iii) If the Company or its designee elects not to purchase all of the Shares designated in the Transfer Notice, the Shares referred to in the Transfer Notice may be Transferred to the proposed transferee, if completed within thirty (30) calendar days after the date of the Transfer Notice and at the price and in accordance with terms designated in the Transfer Notice. If the Transfer is a private transaction, the transferee must agree to become a party to and to be bound by the terms and provisions of this Agreement immediately upon receipt of such Shares. Any purported Transfer not in full compliance with the requirements of this subsection 3(a)(iii) shall be null and void, and a new Transfer Notice must be provided in accordance with this Agreement prior to effecting any subsequent or other Transfer of Shares.
(b) Notwithstanding Section 3(a), Miller or Veritas may Transfer Shares by gift to a member of Miller’s Immediately Family or to a trust established for the benefit of a member or members of Miller’s Immediate Family, provided that notice is given to the Company of such Transfer not less than (10) business days prior to the Transfer. In the case of any Transfer under this Section 3 (b), the transferee must agree to become a party to and to be bound by this Agreement.

4. Notice. Any notice required or permitted hereunder shall be delivered in person or sent by telecopier or other electronic transmission (including e-mail), provided a copy of such notice is also sent the day of such electronic transmission by regular mail, overnight courier or certified mail, return receipt requested, postage and fees prepaid in all cases; in the case of Company, to 811 Livingston Court, Suite B, Marietta, Georgia 30067, or the then current address of its then principal business office, to the attention of the General Counsel, Fax No: (678) 384-6741; e_mail: robertamccaw@comcast.net; and, in the case of Miller or Veritas, to the physical or e-mail address or facsimile number shown on the signature page hereto, or to such other address or number as will have been specified by prior written notice to the sending party. Notice shall be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by telecopier, e-mail, overnight courier or certified mail.
5. Miscellaneous. (i) Each party hereto agrees to perform any and all further acts and to execute and deliver any documents which may reasonably be necessary to carry out the provisions of this Agreement. (ii) This Agreement may be amended at any time only by the written agreement of all of the parties hereto. (iii) This Agreement will be governed in all respects by the laws of the State of Georgia, without regard to its conflicts of law provisions. (iv) The parties hereby consent to the exclusive jurisdiction of the state or federal courts located in the State of Georgia, Fulton County, for the resolution of any disputes arising out of this Agreement. (v) This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their permitted successors in interest of any kind whatsoever, their heirs, executors, administrators, and personal representatives. (vi) This Agreement may be signed in any number of counterparts, each of which will be an original, but all of which together will constitute one and the same instrument. (vii) This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements and understandings pertaining thereto whether oral or written. (viii) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and interpreted as if such provisions were as excluded. (ix) In the event that any dispute among the parties hereto should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys’ fees and expenses.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.
SIGNATURES ON THE FOLLOWING PAGE

SIGNATURES TO RIGHT OF FIRST REFUSAL AGREEMENT

MiMedx Group, Inc., a Florida corporation

/s/: Parker H. Petit

By: Parker H. Petit, CEO

/s/: Matthew J. Miller

Matthew J. Miller

Address:

2446 W. Neptune Street

Tampa, FL 33629

Fax No:

e-mail:	mmiller@mimedx.com

Veritas Trust

/s/: Matthew J. Miller

Matthew J. Miller, Sole Trustee

Address:

Same as above

Fax No.

e-mail: